Exhibit 4.5

DATED 7 MARCH 2007

(1) THE SELLERS

(2) RUIXIN HOLDINGS LTD

(3) YUNCAI HOLDINGS LTD

(4) XIAOSHU BAI

DEED

relating to the sale and purchase of certain shares

in the issued share capital of ReneSola Ltd

CONTENTS

		Page
1	INTERPRETATION	1

2	AMENDMENT AND RESTATEMENT OF THE ORIGINAL DEED	2

3	EFFECTIVE DATE	2

4	SALE AND PURCHASE OF THE SHARES	2

5	TRANSFER OF BENEFICIAL INTEREST	3

6	CONSIDERATION	3

7	POWERS OF ATTORNEY	4

8	LOCK-IN	4

9	TERMINATION OF EMPLOYMENT	4

10	GUARANTEE	5

11	NOTICES	6

12	FURTHER ASSURANCE	7

13	ENTIRE AGREEMENT	7

14	INVALIDITY	7

15	EFFECT OF COMPLETION	7

16	ASSIGNMENT	7

17	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	7

18	COUNTERPARTS	8

19	LAW AND JURISDICTION AND SERVICE OF PROCESS	8

SCHEDULE 1 - SELLERS' NAMES, ADDRESSES, SHAREHOLDINGS AND VESTING SCHEDULE		9

SCHEDULE 2 - SHARE TRANSFER FORM		11

THIS DEED is made on 7th day of March 2007

BETWEEN:-

(1)	THE SELLERS whose names and addresses are set out in Schedule 1 (the "Sellers");

(2)	RUIXIN HOLDINGS LTD, a company incorporate in the BVI with registered number 1035693 and registered office at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands ("Ruixin");

(3)	YUNCAI HOLDINGS LTD, a company incorporate in the BVI with registered number 1035692 and registered office at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands ("Yuncai"); and

(4)	XIAOSHU BAI of Apt. 502, Block C, Dan Gui Yuan, Jing Guan Xin Cheng, 9 Xin Xi Wang Road, Chengdu, Sichuan, China 610041 (the "Buyer").

WHEREAS:-

(A)	The Sellers are the legal and beneficial owners of no par value shares in the capital of the Company in the proportions set out in Column 3 of Schedule 1.

(B)	The Sellers wish to transfer to the Buyer such number of Shares as set out in Column 4 of Schedule 1 on the terms and conditions set out in this Deed.

(C)	The parties to this Deed intend that the legal ownership of the Shares shall be transferred entirely at Completion as set out in Column 4 of Schedule 1 and the beneficial ownership shall be transferred in three tranches as set out in Columns 5, 6 and 7 of Schedule 1.

(D)	It is contemplated by the parties to this Deed that the Shares held by certain of the Sellers, that is, Li Xian Shou and Wu Yun Cai, shall be transferred to Ruixin and Yuncai after the transfer of the legal interest in the Shares and the beneficial interest in the first tranche of Shares to the Buyer and prior to Admission.

IT IS AGREED as follows:-

1.	INTERPRETATION

1.1	In this Deed:-

"Admission"	means the admission of the entire issued share capital of the Company to trading on the Alternative Investment Market of the London Stock Exchange plc

"Business Day"	means a day (other than a Saturday) on which banks in the City of London are generally open for business

"Company"	means ReneSola Ltd, a company incorporated in the British Virgin Islands with the registered number 1016246 and having its registered office at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands

"Completion"	means completion of the sale and purchase of the Shares in accordance with this Deed

"Disposal"	includes any sale, grant of options over, transfer, charge, pledge, or other disposal or agreement to dispose of any Shares

"Effective Date"	means 24 July 2006

"Employment Agreement"	means the agreement dated 20 May 2006 between (1) Zhejiang Yuhui Solar Energy Source Co., Ltd and (2) the Buyer relating to his engagement as Chief Financial Officer

"Encumbrance"	means, except in the case of the arrangements relating to the transfer of the beneficial interest in the Shares as contemplated by this Deed, any encumbrance or security interest of any kind whatsoever including without limitation a mortgage, charge, pledge, lien, hypothecation, restriction, right to acquire, right of pre-emption, option, conversion right, third party right or interest, right of set-off or counterclaim, equities, trust arrangement or any other type of preferential agreement (such as a retention of title arrangement) having similar effect or any other rights exercisable by or claims by third parties

"First Vesting Date"	means the first anniversary of Admission

"Second Vesting Date"	means 20 May 2008

"Share"	means a no par value share in the capital of the Company and "Shares" shall be construed accordingly

1.2	In this Deed, reference to a Clause or Schedule is a reference to a clause of or schedule to this Deed;

1.3	The Schedules form part of this Deed and shall be interpreted and construed as though they were set out in this Deed.

1.4	The headings to the Clauses, Schedules and paragraphs of the Schedules are for convenience only and shall not affect the interpretation or construction of this Deed.

2.	AMENDMENT AND RESTATEMENT OF THE ORIGINAL DEED

Without prejudice to their accrued rights and obligations, the parties hereto agree that the Original Deed shall be amended and restated by the deletion of all of its provisions and their replacement by the provisions of this Deed and the Original Deed shall hereafter be read and construed for all purposes in accordance to the provisions herein.

3.	EFFECTIVE DATE

3.1	As between the parties it is intended that this Deed shall have the effect as if it had taken effect on the close of business on the Effective Date.

4.	SALE AND PURCHASE OF THE SHARES

4.1	Each Seller agrees to sell and the Buyer agrees to buy the whole of the legal interest in such number of Shares as are set out opposite his name in Column 4 of Schedule 1 with all related rights attached or accruing to them at Completion and the Buyer hereby agrees to acquire such Shares.

4.2	Each Seller severally covenants to the Buyer that he has, and will at Completion have, the right to sell and transfer the whole of the legal and beneficial interest in and title to the number of Shares set out opposite his name in Columns 4 and 5 respectively of Schedule 1.

4.3	Each Seller severally covenants to the Buyer that the number of Shares as set out opposite his name in Column 4 of Schedule 1 will on Completion be free from all Encumbrances.

4.4	Each Seller agrees to waive any rights of pre-emption he may have in respect of the Shares being transferred to the Buyer pursuant to this Deed.

4.5	Completion shall take place as soon as all the business referred to in Clause 3.6 has been transacted.

4.6	At Completion the Sellers shall deliver to the Buyer duly executed transfers of the relevant number of Shares set out against each of their respective names as shown in Schedule 1 (in the form set out in Schedule 2) to the Buyer or as it directs and procure the delivery to the Buyer of the share certificates for such Shares.

4.7	The Buyer is not obliged to complete this Deed unless each of the Sellers has fulfilled all of his or her obligations under this Clause.

5.	TRANSFER OF BENEFICIAL INTEREST

5.1	The parties agree that the beneficial interest in the Shares acquired pursuant to Clause 3.1 above will be transferred from each of the Sellers (or each of Ruixin, Yuncai and Diverso as the case may be) to the Buyer on:-

5.1.1	Completion;

5.1.2	the First Vesting Date; and

5.1.3	the Second Vesting Date,

in accordance with Columns 5, 6 and 7 of Schedule 1.

5.2	At the First Vesting Date, each of Ruixin, Yuncai and Diverso severally covenants to the Buyer that:-

5.2.1	it will have the right to transfer the beneficial interest in the number of Shares set out opposite his name in Column 6 of Schedule 1.

5.2.2	the number of Shares as set out opposite his name in Column 6 of Schedule 1 will on Completion be free from all Encumbrances.

5.3	At the Second Vesting Date, each of Ruixin, Yuncai and Diverso severally covenants to the Buyer that:-

5.3.1	it will have the right to transfer the beneficial interest in the number of Shares set out opposite his name in Column 7 of Schedule 1.

5.3.2	the number of Shares as set out opposite his name in Column 7 of Schedule 1 will on Completion be free from all Encumbrances.

6.	CONSIDERATION

The legal and beneficial interest in the Shares shall be transferred from each of the Sellers to the Buyer for nil Consideration.

7.	POWERS OF ATTORNEY

7.1	Power of Attorney Pending Registration of Shares

7.1.1	Each Seller hereby irrevocably appoints the Buyer to be its attorney to act for it and on its behalf to exercise all or any of the voting and other rights attaching to the Shares in respect of which the Sellers are the registered holders as the Buyer shall in his absolute discretion think fit and in particular (without limitation):-

(a)	to receive or waive any notice of or consent to the holding on short notice of any general meeting or separate meeting of the holders of any class of shares of the Company;

(b)	to execute a form of proxy in respect of the Shares appointing any person to attend general meetings and separate meetings of the holders of any class of shares of the Company and to exercise the votes attaching to the Shares on the Sellers' behalf; and

(c)	to exercise all other rights and privileges held by or accruing to the Sellers as holders of the Shares, to receive dividends and other distributions in respect of the Shares and to give a good receipt for them, all in such form and on such terms as the Buyer shall in its absolute discretion think fit and whatsoever the Buyer shall lawfully do or purport to do in pursuance of this power of attorney the Sellers hereby undertake to ratify and confirm.

7.1.2	This power of attorney is irrevocable for a period terminating on the day the transfer to the Buyer of the Shares takes effect and the Shares are registered in the name of the Buyer.

7.2	Power of Attorney on Termination of Employment

7.2.1	The Buyer irrevocably appoints each of Ruixin, Yuncai and Diverso to be its attorney to act for it and on its behalf to carry out any action or to execute any document in relation to the transfer contemplated by Clause 9.1 below all in such form and on such terms as the Buyer shall in its absolute discretion think fit and whatsoever the Buyer shall lawfully do or purport to do in pursuance of this power of attorney the Sellers hereby undertake to ratify and confirm.

7.2.2	This power of attorney is irrevocable for a period terminating on the day the transfer of Shares as contemplated by Clause 9.1 below to each of Ruixin, Yuncai and Diverso takes effect and the Shares are registered in their name.

8.	LOCK-IN

The Buyer undertakes with each of Ruixin, Yuncai and Diverso that he will not effect a Disposal of any Shares in which the beneficial interest is yet to pass in accordance with the provisions of Clause 8 and 9 below (as applicable).

9.	TERMINATION OF EMPLOYMENT

9.1	In the event that:

9.1.1	the Buyer’s employment pursuant to the Employment Agreement is terminated by the Company in accordance with Clause 9.3 of the Employment Agreement or applicable laws; or

9.1.2	the Buyer leaves the Company’s employment without the Company’s prior written consent prior to the expiry of the Employment Agreement the Buyer agrees to transfer for nil consideration the legal interest in those Shares in which the beneficial interest has not yet passed to him in accordance with Clause 5 above within 10 working days.

9.2	The Buyer covenants to each of Ruixin, Yuncai and Diverso that the Buyer will have, at the date of the transfer contemplated by Clause 9.1 above, the right to sell and transfer the whole of the legal interest in and title to those Shares in which the beneficial interest has not yet passed to him in accordance with Clause 4 above and that such Shares shall be free from all Encumbrances.

9.3	If the Buyer leaves the Company’s employment in circumstances other than those envisaged in Clauses 9.1 above, then, subject to Clause 9.4 below, on the date of such cessation of employment (the “Leaving Date”) the Buyer shall be entitled to have transferred to and vested in him the interests have not yet passed to him in accordance with Clause 5 above.

9.4	The Buyer’s entitlement to the beneficial interests in the Shares pursuant to Clause 9.3 above from each of Ruixin, Yuncai and Diverso shall be determined on the following basis:

9.4.1	If the Leaving Date falls on or prior to the First Vesting Date, thenL

N= (D÷365) * S

Where:

N = number of Shares in which, pursuant to the operation of this Clause 9.4.1 and Clause 9.3 above, the beneficial interests shall pass to the Buyer

D = number of days that have elapsed since the date of Admission up to and including the Leaving Date

S = number of Shares set out opposite the name of each of Ruixin, Yuncai and Diverso respectively in Column 6 of Schedule 1

9.4.2	If the Leaving Date falls on or prior to the Second Vesting Date, then:

N= (D÷286) * S

Where:

N = number of Shares in which, pursuant to the operation of this Clause 9.4.2 and Clause 9.3 above, the beneficial interests shall pass to the Buyer

D = number of days that have elapsed since the First Vesting Date up to and including the Leaving Date

S = number of Shares set out opposite the name of each of Ruixin, Yuncai and Diverso respectively in Column 7 of Schedule 1

9.5	At the Leaving Date, each of Ruixin, Yuncai and Diverso severally covenants to the Buyers that:

9.5.1	it will have the right to transfer the beneficial interest in such number of Shares to which the Buyers is entitled as determined pursuant to Clause 9.4 above; and

9.5.2	such number of Shares to which the Buyer is entitled as determined pursuant to Clause 9.4 above will be free from all Encumbrances.

9.6	For the avoidance of doubt, any transfer of Shares triggered by the operation of this Clause 9 before the First Vesting Date shall not take place until the First Vesting Date.

10.	GUARANTEE

10.1	Li Xian Shou guarantees to the Buyer the due performance and observance by Ruixin of its obligations, commitments and undertakings under this Deed. This guarantee shall continue in force until all the obligations, commitments and undertakings of Ruixin under this Deed shall have been performed or satisfied.

10.2	Wu Yun Cai guarantees to the Buyer the due performance and observance by Yuncai of its obligations, commitments and undertakings under this Deed. This guarantee shall continue in force until all the obligations, commitments and undertakings of Yuncai under this Deed shall have been performed or satisfied.

11.	NOTICES

11.1	Any notice or other communication pursuant to, or in connection with, this Deed shall be in writing and delivered personally, or sent by first class pre-paid recorded delivery post (air mail if overseas), to each party at the addresses given in this Deed (or to such other address as may from time to time have been notified in writing to the other party in accordance with this Clause 11), or sent by facsimile to the numbers set out below:-

11.1.1 Li Xian Shou/Ruixin	+ 86 573 477 3063;

11.1.2 Wu Yun Cai/Yuncai	+ 86 573 477 3063;

11.1.3 Diverso Management Limited	+ 86 216 248 4627; and

11.1.4 Buyer	+ 86 573 477 3063.

11.2	Subject to Clause 10.3, any notice or other communication shall be deemed to have been served:-

11.2.1 if delivered personally, when left at the address referred to in Clause 10.1;

11.2.2 if sent by pre-paid recorded delivery post (other than air mail), two days after posting it; or

11.2.3 if sent by air mail, six days after posting it.

11.3	If a notice is given or deemed given at a time or on a date which is not a Business Day, it shall be deemed to have been given on the next Business Day.

12.	FURTHER ASSURANCE

The Sellers shall at any time at no cost to the Buyer after the date of this Deed do or procure the doing of all such acts and things and/or execute or procure the execution of all such documents as the Buyer may request for the purpose of transferring the Shares to the Buyer or giving the Buyer the full benefit of all the provisions of this Deed.

13.	ENTIRE AGREEMENT

13.1	This Deed sets out the entire agreement and understanding between the parties in respect of the sale and purchase of the Shares. This Deed supersedes and extinguishes any prior agreements, arrangements or statements relating to the Shares whether they be entered into between the parties or between each and any of the parties and the Company. It is agreed that:-

13.1.1	no party has not entered into this Deed in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in this Deed;

13.1.2	no party shall have any remedy in respect of any misrepresentation or any untrue statement made by any other party which is not contained in this Deed nor for any breach of warranty which is not contained in this Deed; and

13.1.3	this Clause shall not exclude any liability for, or remedy in respect of fraud or fraudulent misrepresentation.

13.2	No variation of this Deed shall be effective unless made in writing and signed by or on behalf of the Buyer and each of the Sellers.

14.	INVALIDITY

If any provision of this Deed is held to be unenforceable or illegal, in whole or in part, such provision or part shall to that extent be deemed not to form part of this Deed but the enforceability of the remainder of this Deed shall remain unaffected.

15.	EFFECT OF COMPLETION

This Deed in so far as any of its provisions remain to be, or are capable of being, performed or observed, shall remain in full force and effect after Completion.

16.	ASSIGNMENT

This Deed is personal to the parties and neither it nor any of the benefits arising under it may be assigned without the prior written consent of the other party and neither party shall purport to assign or transfer the same provided always that this Deed and the benefits arising under it may be assigned by the Buyer to any group undertaking in relation to the Buyer (the "Buyer's group") provided further that in the event of such undertaking ceasing to be a member of the Buyer's group this Deed shall be deemed to be transferred to any other member of the Buyer's group immediately before such cessation.

17.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Except as expressly provided in this Deed, a person who is not a party to this Deed shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any term of this Deed provided that this does not affect any right or remedy of the third party which exists or is available apart from that Act.

18.	COUNTERPARTS

This Deed may be executed in any number of counterparts and by each of the parties on separate counterparts each of which when executed and delivered shall be deemed to be an original, but all the counterparts together shall constitute one and the same deed.

19.	LAW AND JURISDICTION AND SERVICE OF PROCESS

19.1	This Deed shall be governed by and construed in accordance with the laws of England.

19.2	The parties hereby submit to the exclusive jurisdiction of the High Court of England in relation to any dispute or claim arising out of or in connection with this Deed.

19.3	The parties hereby agree that any legal proceedings may be served on them by delivering a copy of such proceedings to them at their respective addresses set out in this Deed.

EXECUTED by the parties on the date which first appears in this Deed.

SCHEDULE 1

SELLERS' NAMES, ADDRESSES, SHAREHOLDINGS AND VESTING SCHEDULE

(1) Name	(2) Address	(3) No. of shares in the Company	(4) No. of shares for which legal ownership to be transferred to Buyer at Completion	(5) No. of shares for which beneficial ownership to be transferred at Completion	(6) No. of shares for which beneficial ownership to be transferred at First Vesting Date	(7) No. of shares for which beneficial ownership to be transferred at Second Vesting Date
Li Xian Shou (PRC Identity No 330106196808010015)	Chengzhong Road ZhuGang Town YuHuan County Zhejiang Province PRC	39,600,019	198,000	66,000	0	0
Ruixin Holdings Ltd (No 1035693)	Craigmuir Chambers Road Town Tortola British Virgin Islands		0	0	66,000	66,000

Wu Yun Cai (PRC Identity No 332627671104001)	Suite 201 No. 32 Xianqian Road Cheng Guan Cheng District Zhejiang Province PRC	20,400,010	102,000	34,000	0	0
Yuncai Holdings Ltd (No 1035692)	Craigmuir Chambers Road Town Tortola British Virgin Islands		0	0	34,000	34,000

Diverso Management Limited (No 1020133)	Suite 2205 22/F Kinwick Center 32 Hollywood Road Central Hong Kong	6,666,670	33,333	11,111	11,111	11,111

TOTAL		66,666,699	333,333	111,111	111,111	111,111

SCHEDULE 2

SHARE TRANSFER FORM

RENESOLA LTD

Incorporated under the BVI Business Companies Act 2004

Registered No. 1016246

(the "Company")

SHARE TRANSFER

[We/I], [Insert name of Seller] of [insert address of Seller], for nil consideration do hereby transfer to XIAOSHU BAI of Apt. 502, Block C, Dan Gui Yuan, Jing Guan Xin Cheng, 9 Xin Xi Wang Road, Chengdu, Sichuan, China 610041, [insert number of Shares] no par value shares standing in [my/our] name in the share register of the Company.

IN WITNESS WHEREOF this share transfer has been executed by the Transferor on [insert date] 2006.

[For and behalf of] [insert name of Seller]

SIGNED (but not delivered until	)
the date hereof) AS A DEED by	)
LI XIAN SHOU	)
in the presence of:-)		/s/ Xianshou Li

/s/ Jie Li
Signature of witness

Jie Li
Name of witness

No.8 Baoqun Rd, Yaozhuang, Jianshan, Zhejiang, China
Address of witness

Employee

Occupation of witness

EXECUTED (but not delivered until	)
the date hereof) AS A DEED by	)
RUIXIN HOLDINGS LTD	)
acting by a Director in the presence of:-)		/s/ Xianshou Li

/s/ Jie Li
Signature of witness

Jie Li
Name of witness

No.8 Baoqun Rd, Yaozhuang, Jianshan, Zhejiang, China
Address of witness

Employee

Occupation of witness

SIGNED (but not delivered until	)
the date hereof) AS A DEED by	)
WU YAN CAI	)
in the presence of:-)		/s/ Yuncai Wu

/s/ Jie Li
Signature of witness

Jie Li
Name of witness

No.8 Baoqun Rd, Yaozhuang, Jianshan, Zhejiang, China
Address of witness

Employee
Occupation of witness

EXECUTED (but not delivered until	)
the date hereof) AS A DEED by	)
YUNCAI HOLDINGS LTD	)
acting by a Director in the presence of:-)		/s/ Yuncai Wu

/s/ Jie Li
Signature of witness

Jie Li
Name of witness

No.8 Baoqun Rd, Yaozhuang, Jianshan, Zhejiang, China
Address of witness

Employee
Occupation of witness

EXECUTED (but not delivered until	)
the date hereof) AS A DEED by	)
DIVERSO MANAGEMENT LIMITED,	)
a company incorporated in Hong Kong, by	)	/s/
JONATHAN GLEN and	)
STEPHEN EDKINS	)
being persons who, in accordance with the	)
laws of that territory, are acting under the	)
authority of that company in the presence of:-)

/s/
Signature of witness

Name of witness

Pinsent Mansons, Citipoint
Address

Occupation

SIGNED (but not delivered until	)
the date hereof) AS A DEED by	)
XIAOSHU BAI	)
in the presence of:-)		/s/

/s/ Jie Li
Signature of witness

Jie Li
Name of witness

No.8 Baoqun Rd, Yaozhuang, Jianshan, Zhejiang, China
Address of witness

Employee
Occupation of witness